Exhibit 99.1

FOR MORE INFORMATION CONTACT:

Thomas A. Richlovsky Senior Vice President & Treasurer (216) 575-2126

Derek Green Vice President Investor Relations (216) 222-9849

www.national-city.com

For Immediate Release

NATIONAL CITY REPORTS FOURTH QUARTER AND
FULL-YEAR 2000 EARNINGS

•	Fourth quarter EPS of $.55, excluding charges

•	Results include effects of balance sheet restructuring program

•	Strong loan growth, stable margins in fourth quarter

•	Credit quality remains sound

      CLEVELAND, January 23, 2001—National City Corporation (NYSE: NCC) today reported fourth quarter 2000 net income of $308.0 million, or $.50 per diluted share. For the full year, net income was $1,302.4 million, or $2.13 per diluted share. Included in these amounts were previously disclosed pretax charges of $44.0 million incurred in connection with the realignment of the consumer finance business, as well as a $7.1 million charge for goodwill and fixed-asset impairment associated with the divestiture of a small operating unit at the Corporation’s 87%-owned subsidiary, National Processing, Inc. (NYSE: NAP). The combination of these charges reduced fourth quarter and full-year net income by $.05 per diluted share.

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      Chairman and CEO David A. Daberko commented, “Highlighting 2000 were several strategic initiatives. During the second half of the year, in order to capitalize on our strengths and focus resources on higher-growth-oriented and more profitable businesses, we exited certain businesses and repositioned responsibilities among the senior management team. We believe these actions, together with other steps taken earlier in 2000 to improve balance sheet efficiency, reduce exposure to interest rate volatility, upgrade technology processes and product offerings, enhance service quality and build a stronger brand preference, favorably position National City to restore the sustainable revenue and earnings momentum our stockholders deserve.”

      Balance sheet restructuring actions were undertaken in 2000 to enrich the net interest margin and reduce exposure to interest rate volatility. These transactions included sales of $2.0 billion of thin-spread student loans, $3.7 billion of fixed-rate debt securities, and $1.0 billion of low-spread, adjustable-rate mortgages. Through the sale of these less capital-efficient assets, the Corporation’s reliance on purchased funding was reduced and the balance sheet was freed up for more profitable investment.

      Tax-equivalent net interest income for the fourth quarter rose to $756.2 million from $746.0 million last quarter. Although sales and securitization of assets during the second and third quarters initially depressed net interest income, strong loan originations boosted average earning assets during the fourth quarter, which led to the increase in net interest income. The fourth quarter 2000 net interest margin of 3.90% was unchanged from the third quarter, maintaining a positive trend in this key indicator. Despite a challenging interest rate environment, tighter loan pricing and higher funding costs, a richer asset mix, combined with an improved contribution from free funds, helped lift the net interest margin slightly, compared to

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the 1999 fourth quarter margin of 3.87%. Margins dropped steadily throughout 1999, hit a low point in the first quarter of 2000, and have trended up since.

      Tax-equivalent net interest income for 2000 was $2.99 billion, versus $3.04 billion for 1999. The net interest margin was 3.85% in 2000, down from 3.99% last year. Higher-cost funding in a rising rate environment, coupled with liability sensitivity through 1999 and early 2000 and highly competitive lending markets, led to the year-over-year decrease in net interest income and the narrower net interest margin. In addition, interest expense incurred as a result of funding share repurchase activity in 1999 had the effect of reducing the 2000 margin.

      Loan growth continued to be brisk during the final three months of 2000. Average loans for the fourth quarter reached $64.6 billion. Excluding the impact of loan sales and securitization, average loans for the fourth quarter grew $2.8 billion over the third quarter of 2000, which represented an annualized growth rate of nearly 17%. Strong residential real estate and home equity loan production, along with solid commercial loan and commercial lease originations contributed to the increase.

      For the fourth quarter of 2000, fees and other income were $604.8 million, up from $590.9 million for the third quarter, and $579.3 million for the fourth quarter of 1999. Seasonally strong fourth quarter item processing and card-related revenues in addition to $26.7 million of venture capital gains led to higher fees and other income on a linked-quarter basis. By comparison, the third quarter included a $27.1 million credit card securitization gain.

      Fees and other income for 2000 reached $2.43 billion, up 8% from $2.24 billion in 1999, with growth experienced in trust and investment management fees, deposit service charges and mortgage banking revenue. Item processing revenue also showed strong growth over the past year due to increased debit and credit card volume and an expanded merchant base. The year-over-

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year comparison of item processing revenue, however, was affected by the 1999 divestitures of certain business lines at National Processing. Revenues of divested business lines amounted to $56.7 million in 1999. An increase in assets under management and the implementation of a standardized fee structure in the latter half of 1999 led to 2000’s growth in trust and investment management fees. Higher cash management activity, increased customer debit card usage, and fewer waived fees led to higher deposit service charges over 1999. Strong origination volumes, a rise in servicing income, gains from the sales of mortgage servicing rights and certain low-spread, adjustable-rate mortgage loans, along with purchase acquisitions in the second half of 1999, all contributed to the increase in 2000’s mortgage banking revenue. National City’s residential loan servicing portfolio advanced to $57.4 billion at December 31, 2000, up a robust 23% from $46.7 billion at year-end 1999. The Corporation’s decision to retain a larger portion of its higher-quality, nonconforming loan production in 2000 caused mortgage revenue to rise less than if the loans had been sold outright at a premium, as was past practice. The Corporation expects to derive greater lifetime value from these loans by holding them on its balance sheet. Fees and other income in 2000 also included a $74.2 million gain on the sale of $2.0 billion of student loans.

      Again in 2000, the Corporation generated substantial profits from its venture capital and bank stock investments. Bank stock gains, included in security gains, were $112.8 million for the year and $50.3 million for the fourth quarter, versus $94.1 million and $35.7 million, respectively, for the comparable 1999 periods. Venture capital gains, included in other noninterest income, were $37.1 million for the year and $26.7 million in the fourth quarter, compared to $16.6 million and $5.7 million, respectively, for the comparable 1999 periods. As a part of the second quarter 2000 balance sheet restructuring, net pretax losses of $56.3 million were taken on the sale of

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$3.7 billion of lower-yielding, fixed-rate debt securities. In 1999, securities gains also included a $32.1 million gain from the sale of the Corporation’s holdings in Concord EFS, Inc.

      Noninterest expense was $854.4 million in the fourth quarter of 2000, up from $785.3 million in the third quarter, and $780.1 million in the 1999 fourth quarter. On a linked-quarter basis, higher fourth quarter expense resulted principally from charges incurred in connection with the realignment of the Corporation’s consumer finance business announced last month. As part of the ongoing review of profitability and growth models for each of the Corporation’s businesses, the decision was made to close all its Loan Zone stores, exit the wholesale loan origination business of the Corporation’s Altegra subsidiary and exit the automobile leasing business. The charges, included in other noninterest expense, totaled $44.0 million and consisted of $26.0 million for residual value write-downs on the Corporation’s automobile lease portfolio, $3.7 million for severance costs, $9.0 million for goodwill impairment, $2.9 million for facilities closures and lease obligations, and $2.4 million for fixed-asset impairment and other costs. Persistent adverse market conditions in the automobile leasing segment of the consumer finance business prompted the decision to cease originating new leases, while the continued deterioration in used car prices resulted in the write-down of residual values. Approximately 200 employees were affected by the realignment decisions and were individually notified of their status prior to December 31, 2000. National Processing elected to divest a small operating unit within its Corporate Outsourcing division, resulting in a write-off of $7.1 million of goodwill and fixed assets. National City Mortgage Company, in conjunction with the closing and consolidation of 48 branches, recorded charges of $2.5 million.

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      Compared to the fourth quarter of 1999, noninterest expense rose due to the previously discussed charges, higher technology spending to upgrade processes and support new product offerings, and fee-based business volume increases.

      Noninterest expense for 2000 was $3.18 billion, compared to $2.98 billion for 1999. The increase reflects the aforementioned business realignment and impairment charges, expenditures related to upgrading technology processes and product offerings, along with customer quality and branding initiatives, volume-driven card processing expenses, a second quarter write-down of automobile lease residual values and increased expenses and intangibles amortization from purchase acquisitions in the second half of 1999. Also affecting the comparison were lower expenses resulting from National Processing’s second quarter 1999 business line divestitures, $37.8 million of charges taken in 1999 pursuant to a plan to improve the cost-efficiency of branch office facilities, along with certain unrelated executive contract obligations. State and local tax expense declined due to refunds received in 2000.

      Credit quality remained sound. Net charge-offs in the fourth quarter totaled $81.2 million, or .50% of average loans, compared to $70.2 million, or .45% of average loans in the third quarter of 2000, and $66.6 million, or .45% of average loans in the fourth quarter of 1999. For the full year, net charge-offs were .46% of average loans, versus .43% for 1999. At December 31, 2000, the allowance for loan losses was $928.6 million, or 1.42% of loans, compared to $945.5 million, or 1.49% of loans at the end of the third quarter, and $970.5 million, or 1.61% of loans a year ago. During the year, the allowance for loan losses was reduced by $25.0 million, representing the portion of the allowance attributable to $600 million of credit card receivables securitized in the third quarter of 2000, and by $17.1 million in the fourth

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quarter for the anticipated securitization of an additional $425 million of credit card receivables in 2001. At December 31, 2000, nonperforming assets were $402.3 million, compared to $365.3 million at September 30, 2000, and $289.1 million at December 31, 1999. Weakness in the healthcare sector, along with higher delinquencies in residential real estate, largely contributed to the rise in nonperforming assets over the past year. As a percentage of loans and other real estate, nonperforming assets were .61% at December 31, 2000, compared to .57% at the end of the third quarter, and .48% a year ago. At December 31, 2000, real estate mortgage loans, which have historically had low loss ratios, comprised 56% of nonperforming assets.

      Total assets were $88.5 billion at December 31, 2000, and total stockholders’ equity was $6.8 billion. Equity as a percentage of assets was 7.65% at December 31, 2000, up sharply from 6.57% at year-end 1999.

      Mr. Daberko’s comments contain forward-looking statements that involve significant risks and uncertainties, including changes in general economic and financial market conditions and the Corporation’s ability to execute its business plans. Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Further, National City Corporation has disclosed in its SEC filings that it is engaged in a dispute with the Internal Revenue Service concerning the deductibility of certain expenses for the years 1990 through 1998 related to Corporate Owned Life Insurance programs. It is possible that developments prior to the filing of the annual report on Form 10-K could affect how this exposure is accounted for in the Corporation’s consolidated financial statements for the year ended December 31, 2000.

      Mr. Daberko, Jeffrey D. Kelly, chief financial officer, and Robert J. Ondercik, chief credit officer, will host a conference call today at 9:00 a.m. EST to provide a financial performance

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overview and an outlook for 2001. Individual investors and the media are welcome to join the call in a listen-only mode by calling (888) 428-4474 beginning at 8:45 a.m. EST. Associated materials are accessible through National City’s website, www.national-city.com. A replay of the conference call will also be available through Friday, January 26, 2001, by calling (800) 475-6701, using the confirmation code 545481.

      National City Corporation is a financial holding company headquartered in Cleveland, Ohio, with $88.5 billion in total assets. National City operates banks and other financial services subsidiaries principally in Ohio, Michigan, Pennsylvania, Indiana, Kentucky and Illinois.

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UNAUDITED

National City Corporation
Financial Highlights
(Dollars in Millions, Except Per Share Amounts)

	2000				1999

						4Q00/
	Fourth	Third	Second	First	Fourth	4Q99
	Quarter	Quarter	Quarter	Quarter	Quarter	% Change

EARNINGS:

Tax-equivalent net interest income	$756.2	$746.0	$749.0	$740.9	$756.4	—%

Provision for loan losses	81.4	70.4	68.7	66.3	66.6	22.2

Fees and other income	604.8	590.9	674.3	557.4	579.3	4.4

Net securities gains (losses)	50.7	27.5	(42.8)	21.5	37.1	36.6

Noninterest expense	854.4	785.3	785.1	759.1	780.1	9.5

Income tax expense and tax- equivalent adjustment	167.9	178.0	184.3	173.1	182.6	(8.0)

Net income	$308.0	$330.7	$342.4	$321.3	$343.5	(10.3)

PER COMMON SHARE:

Net income

Basic	$.50	$.55	$.56	$.53	$.56	(10.7)%

Diluted	.50	.54	.56	.53	.55	(9.1)

Diluted — cash basis (a)	.53	.57	.59	.56	.59	(10.2)

Dividends paid	.285	.285	.285	.285	.27	5.6

Book value	11.06	10.58	10.05	9.71	9.39	17.8

Market value (close)	28.75	22.00	17.06	20.63	23.69	21.4

Average shares

Basic	608.52	608.28	606.93	605.77	613.88	(0.9)

Diluted	615.47	613.23	611.07	610.69	620.78	(0.9)

PERFORMANCE RATIOS:

Return on average common equity	18.75%	21.13%	23.13%	22.45%	22.84%

Return on average assets	1.44	1.56	1.59	1.50	1.59

Net interest margin	3.90	3.90	3.80	3.79	3.87

Efficiency ratio	62.78	58.74	55.16	58.47	58.41

AT PERIOD END:

Assets	$88,535	$85,046	$84,601	$86,895	$87,121	1.6%

Loans	65,604	63,660	61,570	61,857	60,204	9.0

Securities (at fair value)	9,904	9,656	10,719	13,783	14,904	(33.5)

Deposits	55,256	52,726	49,988	50,613	50,066	10.4

Stockholders’ equity	6,770	6,467	6,133	5,918	5,728	18.2

Equity to assets	7.65%	7.60%	7.25%	6.81%	6.57%	16.4

Tangible common equity to tangible assets	6.34	6.20	5.81	5.38	5.12	23.8

Common shares outstanding	609.19	608.40	607.43	606.23	607.06	.4

ASSET QUALITY:

Net charge-offs to average loans (annualized)	.50%	.45%	.44%	.44%	.45%

Allowance for loan losses as a percentage of period-end loans	1.42	1.49	1.58	1.57	1.61

Nonperforming assets to period- end loans and OREO	.61	.57	.55	.51	.48

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Twelve Months Ended
	December 31,

	2000	1999	% Change

EARNINGS:

Tax-equivalent net interest income	$2,992.1	$3,037.0	(1.5)%

Provision for loan losses	286.8	249.7	14.9

Fees and other income	2,427.4	2,242.4	8.2

Net securities gains (losses)	56.9	138.4	(58.9)

Noninterest expense	3,183.9	2,982.5	6.8

Income tax expense and tax- equivalent adjustment	703.3	780.1	(9.8)

Net income	$1,302.4	$1,405.5	(7.3)

PER COMMON SHARE:

Net income

Basic	$2.14	$2.25	(4.9)%

Diluted	2.13	2.22	(4.1)

Diluted — cash basis (a)	2.25	2.33	(3.4)

Dividends paid	1.14	1.06	7.5

Book value

Market value (close)

Average shares

Basic	607.38	623.62	(2.6)

Diluted	612.63	632.45	(3.1)

PERFORMANCE RATIOS:

Return on average common equity	21.29%	22.64%

Return on average assets	1.52	1.67

Net interest margin	3.85	3.99

Efficiency ratio	58.75	56.49

AT PERIOD END:

Assets

Loans

Securities (at fair value)

Deposits

Stockholders’ equity

Equity to assets

Tangible common equity to tangible assets

Common shares outstanding

ASSET QUALITY:

Net charge-offs to average loans (annualized)	.46%	.43%

Allowance for loan losses as a percentage of period-end loans

Nonperforming assets to period- end loans and OREO

(a)	Excludes amortization of goodwill and other intangible assets.

UNAUDITED

National City Corporation
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share Amounts)

						Twelve Months Ended
	2000				1999	December 31,

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	2000	1999

Interest Income:

Loans	$1,534,503	$1,479,328	$1,433,996	$1,342,266	$1,296,074	$5,790,093	$4,938,372

Securities:

Taxable	122,083	140,303	176,765	202,255	212,596	641,406	826,332

Exempt from Federal income taxes	10,615	10,750	10,914	11,171	13,091	43,450	48,000

Dividends	13,346	14,054	13,989	13,463	12,120	54,852	47,918

Federal funds sold and security resale agreements	2,036	3,058	6,802	6,958	8,290	18,854	37,862

Other investments	5,550	4,464	4,008	3,906	4,949	17,928	14,125

Total interest income	1,688,133	1,651,957	1,646,474	1,580,019	1,547,120	6,566,583	5,912,609

Interest Expense:

Deposits	526,377	500,477	466,241	443,939	425,849	1,937,034	1,635,533

Federal funds borrowed and security repurchase agreements	103,745	103,895	85,727	102,568	101,114	395,935	368,061

Borrowed funds	15,044	28,609	77,782	43,281	41,159	164,716	144,232

Long-term debt and capital securities	295,249	281,443	276,069	257,775	231,534	1,110,536	764,761

Total interest expense	940,415	914,424	905,819	847,563	799,656	3,608,221	2,912,587

Net interest income	747,718	737,533	740,655	732,456	747,464	2,958,362	3,000,022

Provision for loan losses	81,415	70,363	68,691	66,326	66,622	286,795	249,674

Net interest income after provision for loan losses	666,303	667,170	671,964	666,130	680,842	2,671,567	2,750,348

Noninterest Income:

Mortgage banking revenue	109,596	110,454	147,610	111,294	126,011	478,954	389,292

Deposit service charges	112,975	115,392	108,073	106,313	108,321	442,753	420,448

Item processing revenue	112,584	104,916	100,575	94,369	98,471	412,444	416,782

Trust and investment management fees	81,144	79,805	90,054	83,624	82,229	334,627	325,856

Card-related fees	50,783	48,283	45,312	43,646	48,725	188,024	191,677

Other	137,728	132,028	182,704	118,120	115,516	570,580	498,354

Total fees and other income	604,810	590,878	674,328	557,366	579,273	2,427,382	2,242,409

Net securities gains (losses)	50,664	27,435	(42,780)	21,533	37,095	56,852	138,360

Total noninterest income	655,474	618,313	631,548	578,899	616,368	2,484,234	2,380,769

Noninterest Expense:

Salaries, benefits and other personnel	413,096	405,984	401,309	406,871	400,416	1,627,260	1,558,403

Equipment	57,997	56,038	57,759	57,682	56,468	229,476	209,774

Net occupancy	52,015	52,730	51,816	52,668	49,772	209,229	202,077

Third-party services	52,590	51,201	48,546	45,148	49,723	197,485	193,148

Other	278,739	219,356	225,640	196,724	223,725	920,459	819,102

Total noninterest expense	854,437	785,309	785,070	759,093	780,104	3,183,909	2,982,504

Income before income tax expense	467,340	500,174	518,442	485,936	517,106	1,971,892	2,148,613

Income tax expense	159,329	169,538	176,055	164,593	173,590	669,515	743,128

Net income	$308,011	$330,636	$342,387	$321,343	$343,516	$1,302,377	$1,405,485

Net Income Per Common Share:

Basic	$.50	$.55	$.56	$.53	$.56	$2.14	$2.25

Diluted	.50	.54	.56	.53	.55	2.13	2.22

UNAUDITED

National City Corporation
Consolidated Period-End Balance Sheets
(Dollars in Thousands)

	2000				1999

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter

Assets

Loans:

Commercial	$26,703,622	$25,873,664	$24,935,236	$23,714,907	$23,402,556

Real estate — commercial	6,511,018	6,372,924	6,265,055	6,062,272	6,012,016

Real estate — residential	13,357,438	12,303,054	11,179,970	11,346,300	10,396,422

Consumer	12,100,567	12,317,934	12,386,130	14,438,457	14,367,133

Credit card	2,152,445	2,260,766	2,601,931	2,404,230	2,339,658

Home equity	4,779,359	4,531,993	4,201,854	3,890,385	3,686,119

Total loans	65,604,449	63,660,335	61,570,176	61,856,551	60,203,904

Allowance for loan losses	(928,592)	(945,492)	(970,362)	(970,642)	(970,463)

Net loans	64,675,857	62,714,843	60,599,814	60,885,909	59,233,441

Loans held for sale or securitization:

Mortgage loans held for sale	3,030,672	2,945,975	3,198,328	2,330,395	2,731,166

Credit card loans held for securitization	407,900	—	—	—	—

Total loans held for sale or securitization	3,438,572	2,945,975	3,198,328	2,330,395	2,731,166

Securities available for sale, at fair value	9,904,533	9,655,612	10,719,285	13,783,119	14,904,343

Federal funds sold and security resale agreements	81,040	111,222	493,130	408,228	556,351

Other investments	687,732	173,483	145,623	126,624	231,099

Cash and demand balances due from banks	3,535,186	3,230,100	3,262,268	3,229,032	3,480,756

Properties and equipment	1,071,637	1,090,185	1,098,053	1,116,332	1,127,980

Accrued income and other assets	5,140,052	5,124,455	5,084,132	5,015,754	4,856,363

Total Assets	$88,534,609	$85,045,875	$84,600,633	$86,895,393	$87,121,499

Liabilities and Stockholders’ Equity

Liabilities:

Noninterest bearing deposits	$11,500,026	$10,646,830	$11,384,267	$11,034,147	$11,182,681

NOW and money market accounts	17,262,587	16,496,536	16,291,791	16,488,169	16,561,494

Savings accounts	2,883,763	3,036,999	3,230,386	3,430,306	3,470,700

Time deposits of individuals	15,816,422	15,763,352	15,583,974	15,285,430	14,700,944

Other deposits	4,072,308	2,780,526	2,874,460	2,764,812	2,897,166

Foreign deposits	3,721,316	4,001,338	623,331	1,610,489	1,253,325

Total deposits	55,256,422	52,725,581	49,988,209	50,613,353	50,066,310

Federal funds borrowed and security repurchase agreements	5,677,643	6,097,889	4,012,113	6,307,165	5,182,506

Borrowed funds	903,725	2,283,295	6,974,817	5,540,814	9,772,611

Long-term debt	17,964,800	15,455,589	15,976,934	16,803,105	14,858,014

Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts holding solely debentures of the Corporation	180,000	180,000	180,000	180,000	180,000

Accrued expenses and other liabilities	1,782,198	1,836,114	1,335,080	1,533,348	1,334,325

Total Liabilities	81,764,788	78,578,468	78,467,153	80,977,785	81,393,766

Stockholders’ Equity:

Preferred stock	29,968	29,982	29,982	29,982	30,233

Common stock	2,436,755	2,433,591	2,429,736	2,424,912	2,428,234

Capital surplus	837,444	828,220	812,671	798,986	782,960

Retained earnings	3,405,077	3,272,496	3,119,402	2,950,299	2,665,674

Accumulated other comprehensive income (loss)	60,577	(96,882)	(258,311)	(286,571)	(179,368)

Total Stockholders’ Equity	6,769,821	6,467,407	6,133,480	5,917,608	5,727,733

Total Liabilities and Stockholders’ Equity	$88,534,609	$85,045,875	$84,600,633	$86,895,393	$87,121,499

UNAUDITED

National City Corporation
Consolidated Average Balance Sheets
(Dollars in Millions)

						Twelve Months Ended
	2000				1999	December 31,

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	2000	1999

Assets

Earning Assets:

Loans:

Commercial	$26,132	$25,294	$24,379	$23,496	$22,988	$24,830	$22,359

Real estate — commercial	6,435	6,273	6,157	6,020	6,141	6,222	6,239

Real estate — residential	12,876	11,627	11,470	10,901	10,047	11,721	9,922

Consumer	12,165	12,224	13,973	14,520	14,045	13,215	13,831

Credit card	2,383	2,487	2,514	2,336	2,224	2,430	2,025

Home equity	4,654	4,343	4,044	3,770	3,561	4,204	3,312

Total loans	64,645	62,248	62,537	61,043	59,006	62,622	57,688

Loans held for sale or securitization:

Mortgage loans held for sale	2,851	3,001	2,848	2,101	2,555	2,702	2,505

Credit card loans held for securitization	4	—	—	—	—	1	—

Total loans held for sale or securitization	2,855	3,001	2,848	2,101	2,555	2,703	2,505

Securities available for sale, at cost	9,543	10,786	13,064	14,600	15,403	11,988	15,005

Federal funds sold and security resale agreements	120	178	432	481	608	301	766

Other investments	200	165	146	154	190	168	157

Total earning assets	77,363	76,378	79,027	78,379	77,762	77,782	76,121

Allowance for loan losses	(967)	(991)	(995)	(996)	(985)	(987)	(987)

Fair value (depreciation) appreciation of securities available for sale	(101)	(304)	(430)	(408)	(116)	(310)	129

Cash and demand balances due from banks	3,005	3,091	3,116	3,140	3,376	3,087	3,562

Properties and equipment	1,086	1,099	1,114	1,127	1,121	1,107	1,142

Accrued income and other assets	4,914	4,928	4,939	4,709	4,442	4,871	4,324

Total Assets	$85,300	$84,201	$86,771	$85,951	$85,600	$85,550	$84,291

Liabilities and Stockholders’ Equity

Liabilities:

Noninterest bearing deposits	$10,682	$10,837	$10,934	$10,716	$11,278	$10,792	$11,473

NOW and money market accounts	16,803	16,473	16,477	16,443	16,580	16,549	16,804

Savings accounts	2,958	3,139	3,321	3,413	3,605	3,207	3,818

Time deposits of individuals	15,764	15,652	15,385	15,019	14,578	15,457	14,898

Other deposits	3,201	2,838	2,881	2,825	3,141	2,936	3,053

Foreign deposits	3,275	2,974	2,862	3,400	3,105	3,128	2,679

Total deposits	52,683	51,913	51,860	51,816	52,287	52,069	52,725

Federal funds borrowed and security repurchase agreements	6,837	6,941	6,053	7,723	8,244	6,889	8,079

Borrowed funds	872	1,726	5,056	3,126	2,893	2,687	2,879

Long-term debt and capital securities	16,910	16,014	16,636	16,259	15,081	16,454	13,316

Accrued expenses and other liabilities	1,444	1,361	1,190	1,249	1,105	1,311	1,061

Total Liabilities	78,746	77,955	80,795	80,173	79,610	79,410	78,060

Stockholders’ Equity:

Preferred	30	30	30	30	30	30	31

Common	6,524	6,216	5,946	5,748	5,960	6,110	6,200

Total Stockholders’ Equity	6,554	6,246	5,976	5,778	5,990	6,140	6,231

Total Liabilities and Stockholders’

Equity	$85,300	$84,201	$86,771	$85,951	$85,600	$85,550	$84,291

UNAUDITED
National City Corporation
Average Balances and Rates on a Tax Equivalent Basis
For the Three Months Ended December 31, 2000 and 1999
(Dollars in Millions)

	2000			1999

		Tax			Tax
	Average	Equivalent	Average	Average	Equivalent	Average
	Balance	Interest	Rate	Balance	Interest	Rate

Assets

Earning Assets:

Loans:

Commercial	$26,132	$597.7	9.10%	$22,988	$471.6	8.14%

Real estate — commercial	6,435	143.0	8.84	6,141	134.4	8.68

Real estate — residential (a)	15,727	333.7	8.49	12,602	251.1	7.97

Consumer	12,165	266.8	8.73	14,045	293.7	8.29

Credit card (a)	2,387	84.7	14.13	2,224	71.7	12.79

Home equity	4,654	111.5	9.58	3,561	76.4	8.52

Total loans	67,500	1,537.4	9.08	61,561	1,298.9	8.38

Securities:

Taxable	8,765	135.9	6.20	14,565	226.6	6.22

Tax-exempt	778	15.7	8.08	838	17.3	8.25

Total securities	9,543	151.6	6.35	15,403	243.9	6.33

Federal funds sold, security resale agreements and other investments	320	7.6	9.44	798	13.3	6.58

Total earning assets	77,363	1,696.6	8.74	77,762	1,556.1	7.96

Allowance for loan losses	(967)			(985)

Fair value depreciation of securities available for sale	(101)			(116)

Noninterest earning assets	9,005			8,939

Total Assets	$85,300			$85,600

Liabilities and Stockholders’ Equity

Liabilities:

NOW and money market accounts	$16,803	$169.3	4.01%	$16,580	$135.2	3.24%

Savings accounts	2,958	12.4	1.66	3,605	15.1	1.67

Time deposits of individuals	15,764	238.6	6.02	14,578	190.3	5.18

Other deposits	3,201	52.9	6.58	3,141	43.6	5.51

Foreign deposits	3,275	53.2	6.47	3,105	41.6	5.32

Federal funds borrowed	3,029	51.3	6.75	3,713	51.3	5.46

Security repurchase agreements	3,808	52.4	5.47	4,531	49.9	4.38

Borrowed funds	872	15.0	6.85	2,893	41.1	5.64

Long-term debt and capital securities	16,910	295.3	6.96	15,081	231.6	6.09

Total interest bearing liabilities	66,620	940.4	5.62	67,227	799.7	4.72

Noninterest bearing deposits	10,682			11,278

Accrued expenses and other liabilities	1,444			1,105

Total Liabilities	78,746			79,610

Total Stockholders’ Equity	6,554			5,990

Total Liabilities and Stockholders’
Equity	$85,300			$85,600

Net interest income and interest spread		$756.2	3.12%		$756.4	3.24%

Net interest margin			3.90%			3.87%

(a)	Includes loans held for sale or securitization.

UNAUDITED
National City Corporation
Average Balances and Rates on a Tax Equivalent Basis
For the Twelve Months Ended December 31, 2000 and 1999
(Dollars in Millions)

	2000			1999

		Tax			Tax
	Average	Equivalent	Average	Average	Equivalent	Average
	Balance	Interest	Rate	Balance	Interest	Rate

Assets

Earning Assets:

Loans:

Commercial	$24,830	$2,194.8	8.84%	$22,359	$1,749.9	7.83%

Real estate — commercial	6,222	549.6	8.83	6,239	537.6	8.62

Real estate — residential (a)	14,423	1,198.6	8.31	12,427	962.7	7.75

Consumer	13,215	1,126.7	8.53	13,831	1,147.6	8.30

Credit card (a)	2,431	338.3	13.92	2,025	267.1	13.19

Home equity	4,204	393.2	9.35	3,312	285.2	8.61

Total loans	65,325	5,801.2	8.88	60,193	4,950.1	8.22

Securities:

Taxable	11,195	697.9	6.23	14,139	876.1	6.20

Tax-exempt	793	64.4	8.12	866	71.4	8.24

Total securities	11,988	762.3	6.36	15,005	947.5	6.32

Federal funds sold, security resale agreements and other investments	469	36.8	7.85	923	52.0	5.63

Total earning assets	77,782	6,600.3	8.49	76,121	5,949.6	7.82

Allowance for loan losses	(987)			(987)

Fair value (depreciation) appreciation of securities available for sale	(310)			129

Noninterest earning assets	9,065			9,028

Total Assets	$85,550			$84,291

Liabilities and Stockholders’ Equity

Liabilities:

NOW and money market accounts	$16,549	$621.3	3.76%	$16,804	$519.6	3.09%

Savings accounts	3,207	53.4	1.67	3,818	64.6	1.69

Time deposits of individuals	15,457	884.7	5.72	14,898	761.6	5.11

Other deposits	2,936	183.9	6.26	3,053	155.3	5.09

Foreign deposits	3,128	193.7	6.19	2,679	134.4	5.02

Federal funds borrowed	3,043	195.5	6.43	3,258	166.2	5.10

Security repurchase agreements	3,846	200.4	5.21	4,821	201.9	4.19

Borrowed funds	2,687	164.7	6.13	2,879	144.2	5.01

Long-term debt and capital securities	16,454	1,110.6	6.75	13,316	764.8	5.74

Total interest bearing liabilities	67,307	3,608.2	5.36	65,526	2,912.6	4.45

Noninterest bearing deposits	10,792			11,473

Accrued expenses and other liabilities	1,311			1,061

Total Liabilities	79,410			78,060

Total Stockholders’ Equity	6,140			6,231

Total Liabilities and Stockholders’
Equity	$85,550			$84,291

Net interest income and interest spread		$2,992.1	3.13%		$3,037.0	3.37%

Net interest margin			3.85%			3.99%

(a)	Includes loans held for sale or securitization.

UNAUDITED

National City Corporation
Selected Financial Information

	2000				1999

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter

(Dollars in Thousands)

Allowance for Loan Losses:

Balance at beginning of period	$945,492	$970,362	$970,642	$970,463	$970,736

Provision	81,415	70,363	68,691	66,326	66,622

Allowance related to loans acquired (sold or securitized)	(17,100)	(25,016)	(305)	—	(300)

Charge-offs:

Commercial	27,568	19,577	25,085	24,141	19,635

Real estate — commercial	1,734	1,635	3,282	255	2,914

Real estate — residential	6,533	6,169	6,270	5,551	5,653

Consumer	45,731	43,248	36,772	41,717	44,274

Credit card	26,463	27,103	26,083	25,910	24,839

Home equity	2,367	1,644	2,036	1,124	1,566

Total charge-offs	110,396	99,376	99,528	98,698	98,881

Recoveries:

Commercial	3,962	4,546	3,714	5,691	4,426

Real estate — commercial	556	945	848	1,626	2,477

Real estate — residential	131	172	327	311	262

Consumer	18,905	16,949	18,900	18,289	19,029

Credit card	4,790	5,176	6,313	5,894	5,225

Home equity	837	1,371	760	740	867

Total recoveries	29,181	29,159	30,862	32,551	32,286

Net charge-offs	81,215	70,217	68,666	66,147	66,595

Balance at end of period	$928,592	$945,492	$970,362	$970,642	$970,463

(Dollars in Millions)

Nonperforming Assets:

Nonaccrual and restructured loans	$369.0	$337.6	$313.7	$290.8	$269.2

Other real estate owned	33.3	27.7	25.6	23.3	19.9

Total nonperforming assets	$402.3	$365.3	$339.3	$314.1	$289.1

Loans 90 days past-due accruing interest	$341.8	$310.3	$249.4	$250.0	$230.0

Asset Quality Ratios:

Net charge-offs to average loans (annualized)	.50%	.45%	.44%	.44%	.45%

Allowance for loan losses as a

percentage of period-end loans	1.42	1.49	1.58	1.57	1.61

Nonperforming assets to period-end loans and OREO	.61	.57	.55	.51	.48

Capital Ratios*:

Tier 1 capital	6.91%	7.29%	7.12%	6.97%	6.61%

Total risk-based capital	11.34	12.03	11.93	11.70	11.22

Leverage	6.60	6.67	6.23	6.05	5.72

Tangible common equity to tangible assets	6.34	6.20	5.81	5.38	5.12

Share Information:

Average basic shares	608,522,539	608,276,536	606,927,559	605,766,137	613,877,553

Average diluted shares	615,466,562	613,232,391	611,070,243	610,694,306	620,784,083

Common shares outstanding at end of period	609,188,668	608,397,735	607,433,924	606,227,792	607,058,364

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Twelve Months Ended
	December 31,

	2000	1999

(Dollars in Thousands)

Allowance for Loan Losses:

Balance at beginning of period	$970,463	$970,243

Provision	286,795	249,674

Allowance related to loans acquired (sold or securitized)	(42,421)	45

Charge-offs:

Commercial	96,371	81,417

Real estate — commercial	6,906	6,857

Real estate — residential	24,523	16,789

Consumer	167,468	174,809

Credit card	105,559	100,961

Home equity	7,171	6,946

Total charge-offs	407,998	387,779

Recoveries:

Commercial	17,913	19,716

Real estate — commercial	3,975	8,644

Real estate — residential	941	1,776

Consumer	73,043	82,818

Credit card	22,173	21,318

Home equity	3,708	4,008

Total recoveries	121,753	138,280

Net charge-offs	286,245	249,499

Balance at end of period	$928,592	$970,463

Asset Quality Ratios:

Net charge-offs to average loans (annualized)	.46%	.43%

Share Information:

Average basic shares	607,378,801	623,623,811

Average diluted shares	612,625,349	632,452,146

*	Fourth quarter 2000 ratios are based on preliminary data.